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                                                                    Exhibit 5(c)

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[Lincoln Financial Group(R) LOGO]         The Lincoln National Life Insurance Company
                                          Executive Benefits
                                          350 Church Street, MEM1
                                          Hartford, CT 06115-0482

                           CONSENT TO BE INSURED FORM
                           [CORPORATE/BUSINESS OWNER]

CONSENT TO INSURANCE

[_] YES - I, __________________________________________________________________ (please print), consent [my employer]
__________________________________________________ [LLC or any grantor trust it may establish], (the "[Owner]") obtaining life insurance policies (the "Policies") on my life.

I acknowledge that the [Owner] has an insurable interest in my life and I further acknowledge that the Policies will be used to informally fund benefit obligations. [I understand and agree that the [Owner] named above will be the sole owner and beneficiary of the Policies and that neither I, my estate nor any beneficiary I may designate shall have any interest in the Policies or a right to the proceeds thereof. I understand that the Policies are being acquired by the [Owner] for its own benefit in connection with informally funding Company benefit liabilities.]

I understand that, in order to informally fund benefit obligations, the [Owner] may need to increase the amount of insurance under existing Policies on my life from time to time. I hereby authorize the [Owner] to affect such an increase or increases without providing any further notice to me. [I also consent to and authorize the [Owner] to continue to be the owner and beneficiary of the
Policies indefinitely, including after my employment with the Company terminates, whenever and for whatever reason this may occur.]

I have been notified by my employer that the maximum amount of insurance on issued on my life may vary but the maximum amount will not exceed $_____________.

[_] NO - I do not consent to have life insurance purchased on my life.

WORK STATUS: (PLEASE COMPLETE)

1.   Have you been actively at work daily on a full-time basis (at least 30 hours/week) performing all duties of your     YES    NO
     regular occupation, at your customary place of employment for the past 3 months? (Disregard vacation days, normal
     non-working days and absences that total less than 4 consecutive days).                                              [_]   [_]

IF NO, specify: _______________________________________________________________________________________________________

2.   Have you used any tobacco or nicotine products in the past 12 months?                                                YES    NO

IF YES, please give type(s) of tobacco or nicotine used, frequency and date last used:                                    [_]   [_]

_______________________________________________________________________________________________________________________

PROPOSED INSURED

Name (First, Middle Initial, Last): _____________________________________________________________________ Sex: ________M  ________F

__________________________________________   __________________________________________   __________________________________________
Social Security Number                                   Country of Citizenship                           Birth Date

____________________________________________________________________________________________________________________________________
 Work Address (Street, City, State/Country, Zip Code)


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Signature                                                                                        Date

[NAME OF BENEFICIARY AND RELATIONSHIP

In accordance with the Plan, I am entitled to a specified death benefit for this insurance. I direct my Beneficiary to be:

__________________________________________   __________________________________________   __________________________________________
Primary Beneficiary                                            Address                                   Relationship

__________________________________________   __________________________________________   __________________________________________
Secondary Beneficiary                                          Address                                   Relationship              ]

                                               [Corporate/Business Owner]
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Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates

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[Lincoln Financial Group(R) LOGO]         The Lincoln National Life Insurance Company
                                          Executive Benefits, MEM1
                                          350 Church Street
                                          Hartford, CT 06115-0482

                               MODIFIED SIMPLIFIED
                            UNDERWRITING AND CONSENT
                        FORM - [CORPORATE/BUSINESS OWNER]

CONSENT TO INSURANCE

[_] YES - I, __________________________________________________________________(please print), consent [my employer]
__________________________________________________ [LLC or any grantor trust it may establish], (the "[Owner]") obtaining life insurance policies (the "Policies") on my life.

I acknowledge that the [Owner] has an insurable interest in my life and I further acknowledge that the Policies will be used to informally fund benefit obligations. [I understand and agree that the [Owner] named above will be the sole owner and beneficiary of the Policies and that neither I, myself nor any beneficiary I may designate shall have any interest in the Policies or a right to the proceeds thereof. I understand that the Policies are being acquired by the [Owner] for its own benefit in connection with informally funding Company benefit liabilities.]

I understand that, in order to informally fund benefit obligations, the [Owner] may need to increase the amount of insurance under existing Policies on my life from time to time. I hereby authorize the [Owner] to affect such an increase or increases without providing any further notice to me. [I also consent to an authorize the [Owner] to continue to be the owner and beneficiary of the
Policies indefinitely, including after my employment with the Company terminates, whenever and for whatever reason this may occur.]

I have been notified by my employer that the maximum amount of insurance issued on my life may vary but the maximum amount will not exceed $_____________.

[_] NO - I do not consent to have life insurance purchased on my life.

WORK STATUS: (PLEASE COMPLETE)

1.   Have you been actively at work daily on a full-time basis (at least 30 hours/week) performing all duties of your     YES    NO
     regular occupation, at customary place of employment for the past 3 months? (Disregard vacation days, normal
     non-working days and absences that total less than 4 consecutive days).                                              [_]   [_]

IF YES, specify:  __________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________

3.   Have you used any tobacco products in the past 12 months?                                                            YES    NO

IF YES, please give type(s) of tobacco or nicotine used and date last used:                                               [_]   [_]

____________________________________________________________________________________________________________________________________

4.   Have you, in the past 10 years been treated for any disorder of the heart or blood vessels, tumors or cancer,        YES    NO
     diabetes, stroke or any disorder of the blood, lungs, kidneys, drug or alcohol use, depression or been diagnosed or treated by a doctor or other medical practitioner for Human Immunodeficiency Virus or Acquired Immune
     Deficiency (AIDS)?                                                                                                   [_]   [_]

IF YES, specify: ___________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates

                                                     [Corporate/Business Owner]
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                                                AUTHORIZATION TO RELEASE INFORMATION

THE SIGNATURES BELOW REPRESENT THE FOLLOWING:

The purpose of this authorization is to allow The Lincoln National Life Insurance Company, hereinafter LNL, to determine eligibility coverage or a claim for benefits under a life policy.

I authorize any medical professional, hospital or other medical institution, insurer, MIB, Inc., or any other person or organization that has any records or knowledge of my physical or mental health or insurability to disclose that information to LNL, its reinsurers, or any other party acting on LNL's behalf. I authorize LNL to disclose medical information to MIB, inc., and to other insurers to whom I may apply for coverage.

This authorization shall be valid for two years after it is signed. A photographic copy of this authorization shall be as valid as the original. I will be given a copy of this authorization at my request. I understand that I may revoke this authorization at any time by written notification to the Company; however, any action taken prior to notification will not be affected.

I ACKNOWLEDGE receipt of the Important Notice containing the Privacy Notice, investigative Consumer Report, and MIB, Inc.
information. IF AN INVESTIGATIVE CONSUMER REPORT IS OBTAINED, I [_] DO [_] DO NOT REQUEST TO BE INTERVIEWED.

                                                            FRAUD NOTICE

ALL JURISDICTIONS EXCEPT AR, AZ, CT, DC, FL, KS, KY, LA, ME, MN, NJ, NM, OH, OK, PA, TX, VA AND WA. Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA ONLY. WARNING: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of insurance fraud.

WASHINGTON ONLY. Any person who knowingly presents a false or fraudulent claim for the payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

AR, DC, KY, ME, NM, OH AND PA ONLY. Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.

CONNECTICUT AND TEXAS ONLY. Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, as determined by a court of competent jurisdiction.

LOUISIANA ONLY. Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

PROPOSED INSURED

Name (First, MI, Last): ________________________________________________________________________________   Sex: ________M ________F

________________________________________   _________________________________________   ___________________________________________
Social Security Number                     Country of Citizenship                      Birth Date

__________________________________________________________________________________________________________________________________
Work Address (Street, City, State/Country, Zip Code)


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Signature                                                                       Date

                                                     [CORPORATE/BUSINESS OWNER]
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